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                                                                      EXHIBIT 99

                                  PRESS RELEASE

                       FIRST CENTRAL FINANCIAL CORPORATION

                                   For Release    August 1, 1997
                                       Contact:   Vincent Esposito, Controller
                                                  First Central Financial Corp.
                                                  266 Merrick Road
                                                  Lynbrook, NY  11563

LYNBROOK, NY - August 1, 1997 - First Central Financial Corporation (ASE-FCC) announced today that it will not meet the August 1, 1997 interest and sinking fund obligations under its 9% Convertible Subordinated Debentures due 2000. First Central is in discussions with the largest holders of the Debentures seeking their support of First Central's turnaround plans.

As previously reported, First Central is endeavoring to develop a plan intended to restructure and strengthen its operations and attract substantial capital investors. First Central's primary subsidiary, First Central Insurance Company, ceased writing new insurance business on March 10, 1997 but continues to process renewals and service its existing business. A capital investment is needed to enable First Central Insurance Company to resume normal operations. There is no assurance that First Central will successfully develop a restructuring plan or that it will be able to attract the necessary additional capital.

Except for historical information, this news release contains forward-looking statements which involve unknown risks and uncertainties that may cause First Central's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in First Central's filings with the Securities and Exchange Commission.


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